UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013

Roundy’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35422	27-2337996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(Address of Principal executive offices, including Zip Code)

(414) 231-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of stockholders (the “Annual Meeting”) of Roundy’s, Inc. (the “Company”), was held on May 17, 2013 in Rosemont, Illinois.

At the Annual Meeting, the stockholders of the Company voted on the following matters, which are described in detail in the Company’s Proxy Statement:

(1)	Robert A. Mariano and Gregory P. Josefowicz were each re-elected to serve until the 2016 annual meeting or until his successor has been duly elected and qualified or until his earlier resignation or removal;

(2)	ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013;

(3)	approved executive compensation on an advisory basis; and

(4)	selected the frequency of the advisory vote to approve executive compensation as an annual vote.

The final results of voting on each of the matters submitted to a vote of stockholders are as follows:

	For	Withheld	Broker Non- Votes
Proposal No. 1 Election of Directors
Robert A. Mariano	26,929,966	616,505	14,495,097
Gregory P. Josefowicz	27,050,715	495,756	14,495,097

	For	Against	Abstain	Broker Non- Votes
Proposal No. 2 Ratification of Selection of Independent Registered Public Accounting Firm	41,709,994	279,636	51,938	0

	For	Against	Abstain	Broker Non- Votes
Proposal No. 3 Advisory Vote to Approve Executive Compensation	23,491,415	3,869,675	185,378	14,495,100

	1 Year	2 Years	3 Years	Abstain	Broker Non- Votes
Proposal No. 4 Advisory Vote on Frequency of Advisory Vote to Approve Executive Compensation	26,620,234	100,552	698,066	127,614	14,495,102

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROUNDY’S, INC.

/s/ EDWARD G. KITZ
Date: May 21, 2013	Name:	Edward G. Kitz
	Title:	Group Vice President — Legal, Risk & Treasury and Corporate Secretary

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